EXHIBIT 12-1


                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                      RATIOS OF EARNINGS TO FIXED CHARGES
                                     ($000)

                                                              12 MONTHS
                                                                 ENDED
                                                               12/31/94
                                                              ----------

NET INCOME                                                     $426,713

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                           234,033
     NON-OPERATING INCOME                                        15,291
                                                             ----------

     NET TAXES                                                  249,324

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                                400,972
     ANNUAL RENTALS                                               6,340
                                                             ----------

     TOTAL FIXED CHARGES                                        407,312
                                                             ==========

ADJUSTED EARNINGS INCLUDING AFUDC                            $1,083,349
                                                             ==========

RATIO OF EARNINGS
  TO FIXED CHARGES                                                 2.66
                                                             ==========